UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2019

Date of Report (Date of earliest event reported)

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As MiMedx Group, Inc. (the “Company”) stated in its Form 8-K filed on November 7, 2018, when The Nasdaq Stock Market LLC (“Nasdaq”) suspended trading in the Company’s common stock last November, Nasdaq’s notice to the Company indicated that Nasdaq intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) to effect the delisting of the Company’s common stock after applicable appeal and review periods have expired. The Company indicated in that Form 8-K that it did not intend to appeal the delisting determination.

As previously reported, the Company is not in compliance with Nasdaq’s Listing Rule 5250(c)(1) because the Company is not current in filing its periodic reports.

On February 21, 2019, Nasdaq sent an email to the Company, notifying it that Nasdaq intends to issue a press release on February 25, 2019, which will state that Nasdaq will delist the Company’s common stock by filing a Form 25 with the SEC to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2019	MIMEDX GROUP, INC.

	By:	/s/ Alexandra O. Haden
Alexandra O. Haden General Counsel & Secretary